UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  October 19, 2009 (October 14, 2009)

HYPERDYNAMICS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-32490 (Commission File Number)		87-0400335 (IRS Employer Identification No.)
One Sugar Creek Center Blvd., #125 Sugar Land, Texas 77478 (Address of principal executive offices, including zip code)
voice: (713) 353-9400 fax: (713) 353-9421
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On October 14, 2009, Hyperdynamics Corporation, or HyperDynamics, we or us, acting for itself and as agent on behalf of its wholly-owned subsidiary, SCS Corporation, or SCS, entered into an Agreement for Exclusive Dealing and Letter of Intent, or Letter of Intent, with Dana Petroleum (E&P) Limited, or Dana, effective as of October 11, 2009.  Under the Letter of Intent, we agreed to negotiate exclusively with Dana during the term of the Letter of Intent with regard to the prospective acquisition by Dana of an undivided 23% working interest in our concession off the coast of the Republic of Guinea.  The concession was granted to us under the Hydrocarbon Production Sharing Contract, or PSC, dated September 22, 2006, or Production Sharing Contract, between the Republic of Guinea and SCS as modified by the Memorandum of Understanding between the Republic of Guinea and SCS dated September 11, 2009.

A copy of the Production Sharing Contract was filed as Exhibit 10.1 to our Current Report on Form 8-K that was filed with the Securities and Exchange Commission, or SEC, on September 28, 2006.  A copy of Memorandum of Understanding was filed as Exhibit 10.1 to our Current Report on Form 8-K that was filed with the Securities and Exchange Commission on September 15, 2009.

The Letter of Intent, which is non-binding, calls for Dana to take a 23% participating interest in our Guinea concession in exchange for total consideration of U.S. $20 million.  The $20 million includes $5 million in cash payable upon execution of the definitive agreements and, where applicable, their entry into full legal effect pursuant to the laws of Guinea.  The definitive agreements include (i) a sale and purchase agreement concerning the working interest, (ii) a deed of assignment of the PSC with all requisite government approvals, and (iii) a joint operating agreement based on the AIPN International Operating Agreement.  The remaining $15 million is payable at Dana’s option in either cash or newly issued ordinary shares of Dana upon the conclusion by March 2010 of a review by us and the government of Guinea of the PSC pursuant to the terms of the Memorandum of Understanding and the entry into by the applicable parties of any resulting amendment or restatement with full legal effect pursuant to the laws of Guinea.  If Dana elects to make the $15 million payment in ordinary shares, the shares are to be valued at the average mid-point closing price for the five trading days immediately preceding the day on which the shares are to be issued.  The ordinary shares are to have no restriction on the immediate resale of the shares by us.

The Letter of Intent contemplates that we will work with Dana to sign definitive documents no later than December 31, 2009, on which date the Letter of Intent will terminate unless extended by further agreement.  Dana has the option to negotiate with us to take up to an additional 27% of our concession off the coast of Guinea, for consideration to be negotiated, if we do not sign by November 30, 2009 a letter of intent for a participating interest with an exploration and production company with the financial and technical capability to operate in deep water off the coast of West Africa.

Prior to entering into definitive agreements with Dana regarding the non-binding terms of the Letter of Intent, Dana is entitled to participate fully with us in the evaluation of technical data leading to direction and interpretation of geological and geophysical data, and in the preparation for negotiations with the government of the Republic of Guinea regarding the terms of the PSC.

A copy of the Agreement for Exclusive Dealing and Letter of Intent is filed as Exhibit 10.1 to this Current Report on Form 8-K.  The summary of the Agreement for Exclusive Dealing and Letter of Intent in this Item 1.01 is qualified entirely by the terms and conditions set forth in the Agreement for Exclusive Dealing and Letter of Intent, which are incorporated herein by reference.

Item 7.01                      Regulation FD Disclosure.

On October 19, 2009, we issued a press release entitled, “Hyperdynamics Signs Letter of Intent with Dana Petroleum for Participating Interest in Guinea Oil and Gas Concession”.  The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information disclosed in Item 7.01 of, and Exhibit 99.1 attached hereto, this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.  This Current Report on Form 8-K does not constitute a determination of whether any information included herein is material.

Item 9.01                      Financial Statements and Exhibits.

Exhibit Number                                                      Description

Exhibit 10.1	Agreement for Exclusive Dealing and Letter of Intent effective as of October 11, 2009 between HyperDynamics Corporation and Dana Petroleum (E&P) Limited

Exhibit 99.1	Press Release dated October 19, 2009 entitled “HyperDynamics Signs Letter of Intent with Dana Petroleum for Participating Interest in Guinea Oil and Gas Concession”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date:  October 19, 2009                                                       By:                     /s/ JASON D. DAVIS
Name:              Jason D. Davis
Title:	Chief Financial Officer and
Principal Accounting Officer

EXHIBIT INDEX

Exhibit Number                                                      Description

Exhibit 10.1	Agreement for Exclusive Dealing and Letter of Intent effective as of October 11, 2009 between HyperDynamics Corporation and Dana Petroleum (E&P) Limited

Exhibit 99.1	Press Release dated October 19, 2009 entitled “HyperDynamics Signs Letter of Intent with Dana Petroleum for Participating Interest in Guinea Oil and Gas Concession”.